UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006

The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
(Exact name of Registrant as Specified in its Charter)

Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 (IRS Employer Identification No.)
301 Fremont Street, 12th Floor
Las Vegas, Nevada 89101
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (702) 388-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 13, 2006, The Majestic Star Casino, LLC (the “Company”) and its subsidiaries The Majestic Star Casino II, Inc., Barden Mississippi Gaming, LLC and Barden Colorado Gaming, LLC (collectively, the “Barden Subsidiaries”) entered into with Wells Fargo Foothill, Inc. (“Wells Fargo Foothill”) and General Electric Capital Corporation a fifth amendment (the “Fifth Amendment”) to the Loan and Security Agreement, dated as of October 7, 2003, among the Company, the Barden Subsidiaries, Wells Fargo Foothill and each of the lenders that is a signatory thereto, as previously amended (the “Loan Agreement”). The Fifth Amendment modifies the interest coverage ratio financial covenant, as defined in the Loan Agreement, for the twelve month period ended March 31, 2006, changing it from 1.85:1.0 to 1.8:1.0. In addition, the definition of Consolidated Interest Expense was amended to exclude interest expense related to the pushdown of the Discount Notes of Majestic Holdco LLC.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Amendment Number Five to Loan and Security Agreement among the Company, the Barden Subsidiaries, Wells Fargo Foothill and General Electric Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 13, 2006                              THE MAJESTIC STAR CASINO, LLC

By:  /s/ Jon S. Bennett
Jon S. Bennett
Vice President and Chief Financial Officer

THE MAJESTIC STAR CASINO CAPITAL CORP.

By:  /s/ Jon S. Bennett
Jon S. Bennett
Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Amendment Number Five to Loan and Security Agreement among the Company, the Barden Subsidiaries, Wells Fargo Foothill and General Electric Capital Corporation

Exhibit 10.1